UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2022
Paramount Global
(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 258-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	PARAA	The Nasdaq Stock Market LLC
Class B Common Stock, $0.001 par value	PARA	The Nasdaq Stock Market LLC
5.75% Series A Mandatory Convertible Preferred Stock, $0.001 par value	PARAP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2022, Paramount Global (the “Company”) entered into an agreement (the “Lea Agreement”) with DeDe Lea, the Company’s Executive Vice President, Global Public Policy and Government Relations, extending her term of employment through December 31, 2025. Under the Lea Agreement, Ms. Lea’s annual base salary was increased to $1.0 million, effective October 1, 2022, her target annual cash bonus under the Company’s Short-Term Incentive Plan (“STIP”) continues to be 100% of her annual base salary, subject to the achievement of performance goals established by the Compensation Committee of the Company’s Board of Directors (the “Committee”), and the target value of her annual grants of equity compensation under the Company’s Long-Term Management Incentive Plan (“LTMIP”) was increased to $1.0 million. The annual base salary and target bonus are subject to annual merit reviews by the Committee.

Also on April 12, 2022, the Company entered into an agreement (the “Phillips Agreement”) with Nancy Phillips, the Company’s Executive Vice President, Chief People Officer, extending her term of employment through June 30, 2025. Under the Phillips Agreement, Ms. Phillips’ annual base salary was increased to $925,000, effective April 11, 2022, her target annual cash bonus under the STIP continues to be 100% of her annual base salary, subject to the achievement of performance goals established by the Committee, and the target value of her annual grants of equity compensation under the LTMIP reflects an increase to $1.2 million. The annual base salary and target bonus are subject to annual merit reviews by the Committee.

The foregoing descriptions of the Lea Agreement and Phillips Agreement (together, the “Agreements”) are qualified in their entirety by reference to the full text of the Agreements, which the Company expects to file with its Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GLOBAL

By:	/s/ Christa A. D'Alimonte
	Name:	Christa A. D'Alimonte
	Title:	Executive Vice President,
General Counsel and Secretary

Date: April 15, 2022